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                                                                    Exhibit 99.1


AutoNation, Inc.
110 SE 6th Street
Fort Lauderdale, FL 33301


March 27, 2002



United States Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Ladies and Gentlemen:

We have received, on the date hereof, representation from Arthur Andersen LLP that their audit of the Consolidated Financial Statements contained in AutoNation, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, of which this Exhibit 99.1 is a part, was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the audit.

Sincerely,


/s/ Patricia A. McKay
Senior Vice President-Finance
AutoNation, Inc.